EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Hyde Athletic Industries, Inc. on Forms S-8 (file numbers 33-50922, 33-61532, 33-66482, 33-80726, 333-33485) of our report dated March 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Hyde Athletic Industries, Inc. and Subsidiaries as of January 2, 1998 and January 3, 1997 and for the years ended January 2, 1998, January 3, 1997 and January 5, 1996 which report is included in this Annual Report on Form 10-K.




                                             Coopers & Lybrand L.L.P.


Boston, Massachusetts
April 1, 1998